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                                                                     Exhibit 1.1


                        SIZELER PROPERTY INVESTORS, INC.
                                  Common Stock
                          (par value $.0001 per share)



                             UNDERWRITING AGREEMENT
                             ----------------------



                               December 19, 2001


Ferris, Baker Watts, Incorporated
J.J.B Hilliard, W.L. Lyons, Inc.
Advest, Inc.
Stern, Agee & Leach, Inc.
c/o Ferris, Baker Watts, Incorporated
As Representative of the Underwriters Named Above
1700 Pennsylvania Avenue, N.W.
Washington, D.C. 20006

Ladies and Gentlemen:

     Section 1.    Introductory.  Sizeler Property Investors, Inc., a Maryland
                   ------------
corporation (the "Company"), proposes to issue and sell to the several underwriters named in Schedule A (the "Underwriters") an aggregate of 3,000,000
                      ----------
shares (the "Firm Common Shares") of its common stock, par value $.0001 per share (the "Common Stock"). In addition, the Company has granted to the Underwriters an option to purchase up to an additional 450,000 shares (the "Optional Common Shares") of Common Stock, as provided in Section 3. The Firm Common Shares and, if and to the extent such option is exercised, the Optional Common Shares are collectively called the "Common Shares." Ferris, Baker Watts, Incorporated ("FBW"), J.J.B. Hilliard, W.L. Lyons, Inc. ("Hilliard Lyons"), Advest, Inc. ("Advest") and Sterne, Agee & Leach, Inc. ("Sterne Agee") have agreed to act as the Underwriters, and FBW has agreed to act as the representative of the Underwriters (in such capacity, the "Representative"), in connection with the offering and sale of the Common Shares.

     The Company has filed with the Securities and Exchange Commission (the "Commission"), a registration statement on Form S-3 (No. 333-72210), including a form of base prospectus (the "Base Prospectus") and a preliminary prospectus supplement (the "Preliminary Prospectus Supplement" and, together with the Base Prospectus, the "Preliminary Prospectus"), relating to the Common Shares, under the Securities Act of 1933, as amended (the "Securities Act"), and the rules and regulations thereunder (the "Securities Act Regulations"). The Company has prepared and filed such amendments thereto, if any, and such amended preliminary prospectuses and supplements, if any, as may have been required to the date hereof, and will file such additional amendments thereto and such amended prospectuses and
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supplements as may hereafter be required. The registration statement has been declared effective under the Securities Act by the Commission. The registration statement as amended at the time it became effective (including all information deemed, by incorporation by reference, to be a part of the registration statement at the time it became effective pursuant to Rule 430A(b) of the Securities Act Regulations) is hereinafter called the "Registration Statement," except that, if the Company files a post-effective amendment to such registration statement that becomes effective prior to the Closing Time (as defined below), "Registration Statement" shall refer to such registration statement as so amended. Any registration statement filed pursuant to Rule 462(b) of the Securities Act Regulations with respect to the Common Shares is hereinafter called the "Rule 462(b) Registration Statement," and after such filing the term "Registration Statement" shall include the 462(b) Registration Statement.

     The Company proposes to file a final Prospectus Supplement and Base Prospectus pursuant to Rule 424(b) under the Securities Act within two business days following the execution of this Agreement (the "Final Prospectus"). The term "Prospectus" means both the Preliminary Prospectus and the Final Prospectus and any prospectus supplement specifically relating to the Common Shares, in the form first filed with, or transmitted for filing to, the Commission pursuant to Rule 424(b) under the Securities Act. For the purposes of this Agreement, the terms Base Prospectus, Preliminary Prospectus, Final Prospectus and Prospectus shall be deemed to include all "Incorporated Documents." As used herein, the term "Incorporated Documents" means the documents which are incorporated by reference in the Registration Statement, the Prospectus or any amendment or supplement thereto filed prior to the date hereof or during the period the Prospectus is required to be delivered in connection with the sale of the Common Shares by the Underwriters or any dealer.

     For purposes of this Agreement, all references to the Registration Statement, the 462(b) Registration Statement, the Prospectus, any preliminary prospectus supplement or to any amendment or supplement thereto shall be deemed to include any copy filed with the Commission pursuant to its Electronic Data Gathering Analysis and Retrieval System (EDGAR), and such copy shall be identical in content to any Prospectus delivered to the Underwriters for use in connection with the offering of the Common Shares.

     The Company hereby confirms its agreements with the Underwriters as follows:

     Section 2.   Representations and Warranties.
                  ------------------------------

     The Company hereby represents, warrants and covenants to each Underwriter as follows:


(a)  Compliance with Registration Requirements.  The Registration Statement and
     -----------------------------------------
     any Rule 462(b) Registration Statement have been filed with the Commission and have been declared effective by the Commission under the Securities Act and are not proposed to be amended. The Company has complied with all requests of the Commission for additional or supplemental information. The Company has not received any notice that a stop order suspending the effectiveness of the Registration Statement or any Rule 462(b) Registration Statement has been issued by the Commission or that any proceedings for such purpose have been instituted by the Commission, and, to the Company's knowledge, no such proceedings are contemplated or threatened by the Commission.

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

     Each preliminary prospectus and the Prospectus when filed complied in all material respects with the Securities Act and, if filed by electronic transmission pursuant to EDGAR (except as may be permitted by Regulation S-T under the Securities Act), was identical to the copy thereof delivered to the Underwriters for use in connection with the offer and sale of the Common Shares. Each of the Registration Statement (including any Rule 462(b) Registration Statement) and any post-effective amendment thereto, at the time it became or becomes effective, complied and will comply in all material respects with the Securities Act and did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. Each preliminary prospectus, at the time of filing thereof, did not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The Prospectus, as amended and supplemented, as of its date and at the Closing Date and the Second Closing Date, if any, did not and will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The representations and warranties set forth in the three immediately preceding sentences do not apply to statements in or omissions from the Registration Statement, any Rule 462(b) Registration Statement, or any post-effective amendment thereto, any preliminary prospectus, or the Prospectus, or any amendments or supplements thereto, made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by the Representative expressly for use therein.

     The Incorporated Documents heretofore filed, when they were filed (or, if any amendment with respect to any such document was filed, when such amendment was filed) conformed in all material respects with the requirements of the Exchange Act, any further Incorporated Documents so filed will, when they are filed; conform in all material respects with the requirements of the Exchange Act, no such document when it was filed (or, if an amendment with respect to any such document was filed, when such amendment was filed), contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading; and no such further document, when it is filed, will contain an untrue statement of a material fact or will omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading.

(b)  Offering Materials Furnished to Underwriters.  The Company has delivered to
     --------------------------------------------
     the Representative a complete manually signed copy of the Registration Statement and of each consent and certificate of experts filed as a part thereof, and conformed copies of the Registration Statement (without exhibits) and preliminary prospectuses and the Prospectus, as amended or supplemented, in such quantities and at such places as the Representative has reasonably requested for each of the Underwriters.

(c)  Distribution of Offering Material by the Company.  The Company has not
     ------------------------------------------------
     distributed and will not distribute, prior to the later of the Second Closing Date (as defined below) and the completion of the Underwriters' distribution of the Common Shares, any offering material in connection with the offering and sale of the Common Shares other than a preliminary prospectus, the Prospectus or the Registration Statement.

(d)  Exhibits; Material Contracts.  There are no contracts or other documents
     ----------------------------
     required to be described in the Prospectus or to be filed as exhibits to the Registration Statement which have not been described or filed as required. The contracts so described in the Prospectus to which the Company or any of its Subsidiaries (as defined in Section 2(l) below), is a party have been duly authorized, executed and delivered by the Company or any Subsidiary, constitute valid and binding agreements of the Company or Subsidiary, and are enforceable against and by the Company or Subsidiary in accordance with their respective terms. Neither the Company, any Subsidiary, nor, to the best of the Company's knowledge, any other party is in material breach of or material default under any of such contracts.

(e)  No Brokerage Commissions, etc.  Except as disclosed in the Prospectus,
     ------------------------------
     there are no contracts, agreements or understandings between the Company or any Subsidiary, on the one hand, and any other person, on the other hand, that would give rise to a valid claim against the Company, any Subsidiary or any Underwriter for a brokerage commission, finder's fee or other like payment in connection with this offering.

(f)  The Underwriting Agreement.  This Agreement has been duly authorized,
     --------------------------
     executed and delivered by the Company.

(g)  Authorization of the Common Shares.  The Common Shares have been duly
     ----------------------------------
     authorized for issuance and sale pursuant to this Agreement; all other outstanding shares of capital stock of the Company are, and, when the Common Shares have been issued and delivered by the Company pursuant to this Agreement, such Common Shares will have been, validly issued, fully paid and non-assessable.

(h)  No Applicable Registration or Other Similar Rights.  There are no persons
     --------------------------------------------------
     with registration or other similar rights to have any equity or debt securities registered for sale under the Registration Statement or included in the offering contemplated by this Agreement, except for such rights as have been duly satisfied or waived.

(i)  No Material Adverse Change.  Except as otherwise disclosed in the
     --------------------------
     Prospectus, subsequent to the respective dates as of which information is given in the Prospectus: (i) there has been no material adverse change, or any development that could reasonably be expected to result in a material adverse change, in the condition, financial or otherwise, or in the earnings, business, operations or prospects, whether or not arising from transactions in the ordinary course of business, of the Company and its Subsidiaries, considered as one enterprise (any such change or development is called a "Material Adverse Change"); (ii) the Company and its Subsidiaries, considered as one enterprise, have not incurred any material liability or obligation, indirect, direct or contingent, not in the ordinary course of business, nor entered into any material transaction or agreement not in the ordinary course of business; (iii) there has been no material casualty loss or condemnation or other material adverse event with respect to any of the real properties owned by the Company and any of its Subsidiaries (collectively, the "Properties"); and (iv) there has been no dividend or distribution of any kind declared, paid or made by the Company or, except for dividends or distributions paid to the Company or its Subsidiaries (including, without limitation, intercompany dividends), any of its Subsidiaries on any class of capital stock or other equity interests or repurchases or redemptions by the Company or any of its Subsidiaries of any class of capital stock or other equity interests.

(j)  Independent Accountants.  KPMG, LLP, who has expressed its opinions with
     -----------------------
     respect to the financial statements (which term as used in this Agreement includes the related notes thereto) filed with the Commission as a part of or incorporated by reference in the Registration Statement and included in the Prospectus, are independent public accountants as required by the Securities Act and the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (collectively, the "Exchange Act").

(k)  Preparation of the Financial Statements.  The financial statements filed
     ---------------------------------------
     with the Commission as a part of the Registration Statement and included in the Prospectus present fairly and accurately the consolidated financial position of the Company and its Subsidiaries as of and at the dates indicated and the results of their operations and cash flows for the periods specified. Any supporting schedules included in the Registration Statement present fairly and accurately the information required to be stated therein. Such financial statements and supporting schedules have been prepared in conformity with generally accepted accounting principles in the United States applied on a consistent basis throughout the periods involved, except as may be expressly stated in the related notes thereto. No other financial statements or supporting schedules are required to be included in the Registration Statement. The information set forth in the Prospectus Supplement under the captions "Capitalization," "Selected Financial Data" and "Summary Discussion and Analysis of Financial Condition and Results of Operations" fairly and accurately present the information set forth therein on a basis consistent with that of the financial statements contained in the Registration Statement when read in conjunction with the textual information included in those sections.

(l)  Organization and Good Standing of the Company and its Subsidiaries,
     -------------------------------------------------------------------
     Partnerships and Limited Liability Companies.  Each of the Company and each
     --------------------------------------------
     direct or indirect subsidiary, and each partnership or limited liability company in which the Company or any of its direct or indirect subsidiaries owns a controlling interest, whether in the form of a controlling ownership percentage, a general partner interest, a managing member interest or otherwise (together, such subsidiaries, partnerships and limited liability companies are referred to herein as the "Subsidiaries") has been duly incorporated, formed or organized, as the case may be, and is validly existing as a corporation, partnership or limited liability company, as the case may be, in good standing under the laws of the jurisdiction of its incorporation, formation or organization, as the case may be, and has power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and, in the case of the Company, to enter into and perform its obligations under this Agreement. Each of the Company and its Subsidiaries is duly qualified as a foreign corporation, partnership or limited liability company, as the case may be, to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except for such jurisdictions where the failure to so qualify or to be in good standing would not, individually or in the aggregate, result in a Material Adverse Change. All of the issued and outstanding equity interests of each Subsidiary that is a corporation has been duly authorized and validly issued, is fully paid and nonassessable and is owned by the Company, directly or through subsidiaries, free and clear of any security interest, pledge, lien, claim, restriction or encumbrance. All of the Subsidiaries are listed on Schedule
                                                                        --------
     C hereto.
     -

(m)  Partnership Agreements and Limited Liability Company Agreements.  Each of
     ---------------------------------------------------------------
     the agreements and certificates of limited partnership for each Subsidiary that is a limited partnership, partnership agreements for each Subsidiary that is a general partnership, and limited liability company agreements or operating agreements for each Subsidiary that is a limited liability company, including in each case any amendments, supplements, modifications or addendums thereto, has been duly and validly authorized, executed and delivered by the Company or a Subsidiary of the Company and constitutes the valid and binding agreement of the Company or its Subsidiary, enforceable in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally or by general principles of equity. Neither the Company nor any Subsidiary is in breach of, or in default under (nor has any event occurred which with notice, lapse of time, or both would constitute a breach of or default under), its respective corporate charter, declaration of trust, bylaws, certificate of limited partnership, partnership agreement, or limited liability company agreement or operating agreement, as the case may be, or in the performance or observance of any obligation, agreement, covenant or condition contained in any license, indenture, mortgage, deed of trust, loan or credit agreement or other agreement or instrument to which the Company or any Subsidiary is a party or by which any of them or their respective properties is bound, except for such breaches or defaults which would not result in a Material Adverse Change.

(n)  Capitalization and Other Capital Stock Matters.  The authorized, issued and
     ----------------------------------------------
     outstanding capital stock of the Company is as set forth in the Prospectus Supplement under the caption "Capitalization" and the Base Prospectus under the captions "Description of Capital Stock" and "Description of Warrants" (other than for subsequent issuances, if any, pursuant to employee benefit plans described, or the description of which is incorporated by reference, in the Prospectus, upon exercise of outstanding options or warrants described in the Prospectus or under the Company's current dividend reinvestment and direct stock purchase plan (the "DRIP")). The Common Stock (including the Common Shares) conforms in all material respects to the description thereof contained in the Prospectus. All of the issued and outstanding shares of the Company's capital stock have been duly authorized and validly issued, are fully paid and non-assessable and have been issued in compliance with applicable federal and state securities laws. None of the outstanding shares of capital stock of the Company was issued in violation of any preemptive rights, rights of first refusal or other similar rights to subscribe for or purchase securities of the Company. There are no authorized or outstanding options, warrants, preemptive rights, rights of first refusal or other rights to purchase, or equity or debt securities convertible into or exchangeable or exercisable for, any capital stock of the Company or any of its Subsidiaries other than those described in the Prospectus. The description of the Company's stock option, stock bonus and other stock plans or arrangements, and of the options or other rights granted thereunder, set forth in the Prospectus fairly and accurately presents in all material respects the information required to be shown with respect to such plans, arrangements, options and rights.

(o)  Exchange Act Registration; Stock Exchange Listing.  The Common Stock is
     -------------------------------------------------
     registered pursuant to Section 12(b) of the Exchange Act, and is listed on the New York Stock Exchange (the "NYSE"), and the Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act or delisting the Common Stock from the NYSE, nor has the Company received any notification that the Commission or the NYSE is contemplating terminating such registration or listing. Application has been made to list the Common Shares on the NYSE, and as of the Closing Date with respect thereto, the Common Shares shall have been approved for listing on the NYSE, subject to official notice of issuance.

(p)  Non-Contravention of Existing Instruments; No Further Authorizations or
     -----------------------------------------------------------------------
     Approvals Required.  Neither the Company nor any of its Subsidiaries is in
     ------------------
     violation of its charter, by-laws, certificate or agreement of limited partnership, partnership agreement, limited liability company agreement, operating agreement or other organizational documents (together, "Organizational Documents") or in default (or, with the giving of notice or lapse of time or both, would be in default) ("Default") under any material indenture, mortgage, loan or credit agreement, note, contract, franchise, lease or other instrument to which the Company or any of its Subsidiaries is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or any of its Subsidiaries is subject (each, an "Existing Instrument"), except such Defaults as would not, individually or in the aggregate, result in a Material Adverse Change. The Company's execution, delivery and performance of this Agreement and consummation of the transactions contemplated hereby and by the Prospectus
     (i) have been duly authorized by all necessary corporate action and will not result in any violation of the provisions of the Organizational Documents of the Company or any of its Subsidiaries, (ii) will not conflict with or constitute a breach of, or a Default or Debt Repayment Triggering Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its Subsidiaries pursuant to, or require the consent of any other party to, any Existing Instrument, and (iii) will not result in any violation of any law, administrative regulation or administrative or court decree applicable to the Company or any of its Subsidiaries. No consent, approval, authorization or other order of, or registration or filing with, any court or other governmental or regulatory authority or agency, is required for the Company's execution, delivery and performance of this Agreement and consummation of the transactions contemplated hereby and by the Prospectus, except such as have been obtained or made by the Company and are in full force and effect under the Securities Act and applicable state securities or blue sky laws and from the National Association of Securities Dealers, Inc. (the "NASD").

     As used herein, a "Debt Repayment Triggering Event" means any event or condition which gives, or with the giving of notice or lapse of time or both would give, the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder's behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any of its Subsidiaries.

(q)  No Material Actions or Proceedings.  There are no legal or governmental
     ----------------------------------
     actions, suits or proceedings pending or, to the best of the Company's knowledge, threatened (i) against or affecting the Company or any of its Subsidiaries, (ii) which has as the subject thereof any officer, director, manager, managing member, trustee or general partner of, or property owned or leased by, the Company or any of its Subsidiaries or (iii) relating to environmental or discrimination matters, where in any such case (A) there is a reasonable possibility that such action, suit or proceeding might be determined adversely to the Company or such Subsidiary and (B) any such action, suit or proceeding, if so determined adversely, would reasonably be expected to result in a Material Adverse Change or adversely affect the consummation of the transactions contemplated by this Agreement. No material labor dispute with the employees of the Company, any of its Subsidiaries or its advisor, exists or, to the best of the Company's knowledge, is threatened or imminent.

(r)  Intellectual Property Rights.  The Company and its Subsidiaries own or
     ----------------------------
     possess sufficient trademarks, trade names, patent rights, copyrights, licenses, approvals, trade secrets and other similar rights (collectively, the "Intellectual Property Rights") reasonably necessary to conduct their businesses as now conducted or as proposed to be conducted as described in the Prospectus; and the expected expiration of any of such Intellectual Property Rights would not result in a Material Adverse Change. Neither the Company nor any of its Subsidiaries has received any notice of infringement or conflict with asserted Intellectual Property Rights of others, which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Change.

(s)  All Necessary Permits, etc.  The Company and each of its Subsidiaries
     --------------------------
     possesses such valid and current certificates, authorizations, licenses, registrations and permits issued by the appropriate state, federal or foreign regulatory agencies or bodies necessary to conduct their respective businesses, and neither the Company nor any such Subsidiary has received any notice of proceedings relating to the revocation or modification of, or non-compliance with, any such certificate, authorization, license, registration or permit which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Change.

(t)  Properties.  The Company and each of its Subsidiaries owns or leases all
     ----------
     such operating assets as are necessary to its operations as now conducted as a self-administered and self-managed real estate investment trust as described in the Prospectus, except where the failure to so own or lease, individually or together with all such other failures, would not result in a Material Adverse Change. The Company and its Subsidiaries have good and marketable title in fee simple to all of the Properties, free and clear of all security interests, mortgages, pledges, liens, claims, restrictions or encumbrances of any kind, except such as (i) are described in the Prospectus or (ii) do not, individually or in the aggregate, materially affect the value of such Property and do not interfere with the use made and proposed to be made of such Property. All security interests, mortgages, pledges, liens, claims, restrictions and encumbrances of any kind on or affecting the Properties or the other assets of the Company and its Subsidiaries that are required to be disclosed in the Prospectus are disclosed therein. There is no violation by the Company or any Subsidiary of any municipal, state or federal law, rule or regulation (including, but not limited to, those pertaining to environmental matters) concerning the Properties or any part thereof which would result in a Material Adverse Change. Each of the Properties complies with all applicable zoning laws, ordinances, regulations and deed restrictions or other covenants, except for failures to comply that would not, individually or together with all such other failures, result in a Material Adverse Change or result in a forfeiture or reversion. Neither the Company nor any of its Subsidiaries has received any notice from any governmental or regulatory authority or agency of any condemnation of or zoning change affecting the Properties or any part thereof, and the Company does not know of any such condemnation or zoning change which is threatened. No lessee of any portion of any of the Properties is in default under any of the leases governing such Properties and there is no event which, but for the passage of time or giving of notice or both, would constitute a default under any of such leases, except such defaults as would not, individually or in the aggregate, result in a Material Adverse Change.

(u)  Mortgages and Deeds of Trust.  Except as set forth in the Prospectus, the
     ----------------------------
     mortgages and deeds of trust encumbering the Properties and any other assets described in the Prospectus are not convertible and none of the Company, any of its Subsidiaries, or any other person affiliated therewith holds a participating interest therein, and such mortgages and deeds of trust are not cross-defaulted or cross-collateralized to any property not owned directly or indirectly by the Company or any of its Subsidiaries.

(v)  Tax Law Compliance.  The Company and its Subsidiaries have filed all
     ------------------
     necessary federal, state, local and foreign income and franchise tax returns or have properly requested extensions thereof and have paid all taxes required to be paid by them and, if due and payable, any related or similar assessment, fine or penalty levied against any of them. The Company has made adequate charges, accruals and reserves in the applicable financial statements referred to in Section 2(k) above in respect of all federal, state, local and foreign income and franchise taxes for all periods as to which the tax liability of the Company or any of its Subsidiaries has not been finally determined.

(w)  Qualification as a REIT.  Commencing with its taxable year ended December
     -----------------------
     31, 1997, and through the date hereof, the Company has been and is organized in conformity with the requirements for qualification as a real estate investment trust ("REIT") under the Internal Revenue Code of 1986, as amended, and the regulations and published interpretations thereunder (collectively, the "Code"), and its method of operation has enabled it, and its proposed method of operation will enable it, to meet the requirements for qualification and taxation as a REIT under the Code. No transaction or other event has occurred which would cause the Company to not be able to qualify as a REIT for its current taxable year or future taxable years.

(x)  Company Not an "Investment Company." The Company has been advised of the
     ----------------------------------
     rules and requirements under the Investment Company Act of 1940, as amended (the "Investment Company Act"). The Company is not, and after receipt of payment for the Common Shares will not be, an "investment company" within the meaning of the Investment Company Act and will conduct its business in a manner so that it will not become subject to the Investment Company Act.

(y)  Insurance.  The Company and each of its subsidiaries is insured by
     ---------
     recognized, financially sound and reputable institutions with policies in such amounts and with such deductibles and covering such risks as are generally deemed in the Company's industry to be adequate and customary for their businesses, including, but not limited to, policies covering real and personal property owned or leased by the Company and its Subsidiaries against theft, damage, destruction and acts of vandalism and, with respect to the Properties, defects in title. The Company has no reason to believe that it or any of its Subsidiaries will not be able (i) to renew its existing insurance coverage as and when such policies expire or (ii) to obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted or as proposed to be conducted as described in the Prospectus and at a cost that would not result in a Material Adverse Change. Neither the Company nor any of its Subsidiaries has been denied any insurance coverage which it has sought or for which it has applied.

(z)  No Price Stabilization or Manipulation.  Except for purchases or issuances
     --------------------------------------
     of shares of Common Stock pursuant to the DRIP, the Company has not taken and will not take, directly or indirectly, any action designed to or that might be reasonably expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Common Shares. None of such purchases and issuances pursuant to the DRIP was made by the administrator of the DRIP at the request of the Company with the purpose or intent of stabilizing or manipulating the price of any security of the Company to facilitate the sale or resale of the Common Shares.

(aa) Related Party Transactions.  There are no business relationships or
     --------------------------
     related-party transactions involving the Company or any of its Subsidiaries or any other person required to be described in the Prospectus which have not been described as required.

(bb) No Unlawful Contributions or Other Payments.  Neither the Company nor any
     -------------------------------------------
     of its Subsidiaries nor, to the best of the Company's knowledge, any employee or agent of the Company or any subsidiary or any Partnership, has made any contribution or other payment to any official of, or candidate for, any federal, state or foreign office in violation of any law or of the character required to be disclosed in the Prospectus.

(cc) Compliance with Environmental Laws.  Except as otherwise disclosed in the
     ----------------------------------
     Prospectus, or except as would not, individually or in the aggregate, result in a Material Adverse Change, (i) the Company and its Subsidiaries have been and are in compliance with applicable Environmental Laws (as defined below), (ii) none of the Company, any of its Subsidiaries or, to the Company's knowledge, any other owners of any of the Properties at any time or any other party, has at any time released (as such term is defined in CERCLA (as defined below)) or otherwise disposed of Hazardous Materials (as defined below) on, to, in, under or from the Properties or any other real properties previously owned, leased or operated by the Company or any of its Subsidiaries, (iii) neither the Company nor any of its Subsidiaries intends to use the Properties or any subsequently acquired properties, other than in compliance with applicable Environmental Laws, (iv) neither the Company nor any of its Subsidiaries has received any notice of, or has any knowledge of any occurrence or circumstance which, with notice or passage of time or both, would give rise to a claim under or pursuant to any Environmental Law with respect to the Properties, any other real properties previously owned, leased or operated by the Company or any of its Subsidiaries, or the assets described in the Prospectus or arising out of the conduct of the Company or its Subsidiaries, (v) none of the Properties are included or, to the Company's knowledge, proposed for inclusion on the National Priorities List issued pursuant to CERCLA (as defined below) by the United States Environmental Protection Agency or, to the Company's knowledge, proposed for inclusion on any similar list or inventory issued pursuant to any other Environmental Law or issued by any other Governmental Authority (as defined below), (vi) none of the Company, any of its Subsidiaries or any other person or entity for whose conduct any of them is or could reasonably be expected to be held responsible, has generated, manufactured, refined, transported, treated, stored, handled, disposed, transferred, produced or processed any Hazardous Material at any of the Properties, except in compliance with all applicable Environmental Laws, and has not transported or arranged for the transport of any Hazardous Material from the Properties or any other real properties previously owned, leased or operated by the Company or any of its Subsidiaries to another property, except in compliance with all applicable Environmental Laws,

     (vii) no lien has been imposed on the Properties by any Governmental Authority in connection with the presence on or off such Property of any Hazardous Material, and (viii) none of the Company, any of its Subsidiaries or any other person or entity for whose conduct any of them is or could reasonably be expected to be held responsible, has entered into or been subject to any consent decree, compliance order, or administrative order with respect to the Properties or any facilities or improvements or any operations or activities thereon.

     As used herein, "Hazardous Material" shall mean any flammable materials, explosives, radioactive materials, hazardous materials, hazardous substances, hazardous wastes, toxic substances, asbestos, petroleum, oil, petroleum products and any hazardous material as defined by Environmental Law (as defined below). As used herein, "Environmental Law" shall mean any federal, state or local environmental law, statute, bylaw, ordinance, rule or regulation, including, without limitation, the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, 42 U.S.C. (S)(S)9601-9675 ("CERCLA"), the Hazardous Materials Transportation Act, as amended, 49 U.S.C. (S)(S)5101-5127, the Resource Conservation and Recovery Act, as amended, 42 U.S.C. (S)(S)6901-6992K, the Emergency Planning and Community Right-to-Know Act of 1986, 42 U.S.C.
(S)(S)11001-11050, the Toxic Substances Control Act, 15 U.S.C. (S)(S)2601-2671,
the Federal Insecticide, Fungicide and Rodenticide Act, 7 U.S.C. (S)(S)136-136y, the Clean Air Act, 42 U.S.C. (S)(S)7401-7642, the Clean Water Act (Federal Water Pollution Control Act), 33 U.S.C. (S)(S)1251-1387, the Safe Drinking Water Act, 42 U.S.C. (S)(S)300f-300j-26, and any analogous state environmental laws, as any of the above may be amended from time to time and in the regulations promulgated pursuant to each of the foregoing (including environmental statutes and laws not specifically mentioned herein). As used herein, "Governmental Authority" shall mean any federal, state or local governmental authority having or claiming jurisdiction over the properties and assets of the Company and its Subsidiaries.

(dd) Other Environmental Matters.  The Company obtained a Phase I environmental
     ---------------------------
     study prior to the acquisition, financing or refinancing of a property that, because of its prior use or its proximity to other properties with environmental risks, may be subject to possible environmental hazards. Where determined appropriate by a Phase I study, a more extensive evaluation was undertaken to further investigate the potential for environmental liability prior to an investment in a property.

(ee) ERISA Compliance.  The Company and any "employee benefit plan" (as defined
     ----------------
     under the Employee Retirement Income Security Act of 1974, as amended, and the regulations and published interpretations thereunder (collectively, "ERISA")) established or maintained by the Company or its ERISA Affiliates (as defined below) are in compliance in all material respects with ERISA. "ERISA Affiliate" means, with respect to the Company, any member of any group of organizations described in Sections 414(b), (c), (m) or (o) of the Code of which the Company is a member. No "reportable event" (as defined under ERISA) has occurred or is reasonably expected to occur with respect to any "employee benefit plan" established or maintained by the Company or any of its ERISA Affiliates. No "employee benefit plan" established or maintained by the Company or any of its ERISA Affiliates, if such "employee benefit plan" were terminated, would have any "amount of unfunded benefit liabilities" (as defined under ERISA). Neither the Company nor any of its ERISA Affiliates has incurred or reasonably expects to incur any liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any "employee benefit plan" or (ii) Sections 412, 4971, 4975 or 4980B of the Code. Each "employee benefit plan" established or maintained by the Company or any of its ERISA Affiliates that is intended to be qualified under Section 401(a) of the Code is so qualified and nothing has occurred, whether by action or failure to act, which would cause the loss of such qualification.

(ff) Significant Subsidiaries.  The Company's "significant subsidiaries" (as
     ------------------------
     such term is defined by Rule 1-02 of Regulation S-X) are included in the Subsidiaries listed on Schedule B.
                            ----------

     Any certificate signed by an officer of the Company and delivered to the Representative or to counsel for the Underwriters shall be deemed to be a representation and warranty by the Company to each Underwriter as to the matters set forth therein.

     Section 3.    Purchase, Sale and Delivery of the Common Shares.
                   ------------------------------------------------
(a)  The Firm Common Shares.  The Company agrees to issue and sell to the
     ----------------------
     several Underwriters the Firm Common Shares upon the terms herein set forth. On the basis of the representations, warranties and agreements herein contained, and upon the terms but subject to the conditions herein set forth, the Underwriters agree, severally and not jointly, to purchase from the Company the respective number of Firm Common Shares set forth opposite their names on Schedule A. The purchase price per Firm Common
                             ----------
     Share to be paid by the several Underwriters to the Company shall be $8.626 per share.

(b)  The First Closing Date.  Delivery of certificates for the Firm Common
     ----------------------
     Shares to be purchased by the Underwriters and payment therefor shall be made at the offices of the Representative (or such other place as may be agreed to by the Company and the Representative) at 10:00 a.m. Eastern time, on December 26, 2001, or such other time and date as the Representative shall designate by notice to the Company (the time and date of such closing are called the "First Closing Date"), but in no event more than seven business days after the effective date of the Registration Statement.

(c)  The Optional Common Shares; the Second Closing Date.  In addition, on the
     ---------------------------------------------------
     basis of the representations, warranties and agreements herein contained, and upon the terms but subject to the conditions herein set forth, the Company hereby grants an option to the several Underwriters to purchase, severally and not jointly, up to an aggregate of 450,000 Optional Common Shares from the Company at the purchase price per share to be paid by the Underwriters for the Firm Common Shares. The option granted hereunder is for use by the Underwriters solely in covering any over-allotments in connection with the sale and distribution of the Firm Common Shares. The option granted hereunder may be exercised at any time upon notice by the Representative to the Company, which notice may be given at any time within 30 days from the date of this Agreement. Such notice shall set forth (i) the aggregate number of Optional Common Shares as to which the Underwriters are exercising the option, (ii) the names and denominations in which the certificates for the Optional Common Shares are to be registered and (iii) the time, date and place at which such certificates will be delivered (which time and date may not be earlier than the First Closing Date; and in the case that such date is simultaneous with the First Closing Date, the term "First Closing Date" shall refer to the time and date of delivery of certificates for the Firm Common Shares and the Optional Common Shares). Such time and date of delivery, if subsequent to the First Closing Date, is called the "Second Closing Date" and shall be determined by the Representative and shall not be earlier than three nor later than ten full business days after delivery of such notice of exercise. If any Optional Common Shares are to be purchased, each Underwriter agrees, severally and not jointly, to purchase the number of Optional Common Shares (subject to such adjustments to eliminate fractional shares as the Representative may determine) that bears the same proportion to the total number of Optional Common Shares to be purchased as the number of Firm Common Shares set forth on Schedule A opposite the name of such Underwriter bears to the total number of Firm Common Shares. The Representative may cancel the option at any time prior to its expiration by giving written notice of such cancellation to the Company.

(d)  Public Offering of the Common Shares.  The Representative hereby advises
     ------------------------------------
     the Company that the Underwriters intend to offer for sale to the public, as described in the Prospectus, their respective portions of the Common Shares as soon after this Agreement has been executed and the Registration Statement has been declared effective as the Representative, in its sole judgment, has determined is advisable and practicable.

(e)  Payment for the Common Shares.  Payment for the Common Shares shall be made
     -----------------------------
     at the First Closing Date (and, if applicable, at the Second Closing Date) by wire transfer of immediately available Federal funds to the order of the Company.

     It is understood that the Representative has been authorized, for its own account and the accounts of the several Underwriters, to accept delivery of and receipt for, and make payment of the purchase price for, the Firm Common Shares and any Optional Common Shares the Underwriters have agreed to purchase. FBW, individually and not as Representative of the Underwriters, may (but shall not be obligated to) make payment for any Common Shares to be purchased by any Underwriter whose funds shall not have been received by the Representative by the First Closing Date or the Second Closing Date, as the case may be, for the account of such Underwriter, but any such payment shall not relieve such Underwriter from any of its obligations under this Agreement.

(f)  Delivery of the Common Shares.  The Company shall deliver, or cause to be
     -----------------------------
     delivered, to the Representative for the accounts of the several Underwriters either certificates for, or book-entry transfers through the Depository Trust Company ("DTC") system of, the Firm Common Shares, against the irrevocable release of a wire transfer of immediately available Federal funds for the amount of the purchase price therefor. The Company also shall deliver, or cause to be delivered, to the Representative for the accounts of the several Underwriters either certificates for, or book-entry transfers through the DTC system of, the Optional Common Shares that the Underwriters have agreed to purchase at the First Closing Date or the Second Closing Date, as the case may be, against the irrevocable release of a wire transfer of immediately available Federal funds for the amount of the purchase price therefor. If certificated, the certificates for the Common Shares shall be in definitive form and registered in such names and denominations as the Representative shall have requested at least two full business days prior to the First Closing Date (or the Second Closing Date, as the case may be) and shall be made available for inspection on the business day preceding the First Closing Date (or the Second Closing Date, as the case may be) at a location the Representative may reasonably designate. Delivery at the time and place specified in this Agreement is a further condition to the obligations of the Underwriters.

(g)  Delivery of Prospectus to the Underwriters.  Not later than 12:00 p.m. on
     ------------------------------------------
     the second business day following the date the Common Shares are first released by the Underwriters for sale to the public, the Company shall deliver or cause to be delivered, copies of the Prospectus in such quantities and at such places as the Representative shall request.

     Section 4.  Additional Covenants.  The Company further covenants and
                 --------------------
agrees with each Underwriter as follows:

(a)  Representative's Review of Proposed Amendments and Supplements.  During
     --------------------------------------------------------------
     such period beginning on the date hereof and ending on the later of the First Closing Date or such date, as in the opinion of counsel for the Underwriters, the Prospectus is no longer required by law to be delivered in connection with sales by an Underwriter or dealer (the "Prospectus Delivery Period"), prior to amending or supplementing the Registration Statement (including any registration statement filed under Rule 462(b) under the Securities Act) or the Prospectus, the Company shall furnish to the Representative for review a copy of each such proposed amendment or supplement, and the Company shall not file any such proposed amendment or supplement to which the Representative objects.

(b)  Securities Act Compliance.  After the date of this Agreement, the Company
     -------------------------
     shall promptly advise the Representative in writing of (i) the receipt of any comments of, or requests for additional or supplemental information from, the Commission, (ii) the time and date of any filing of any post-effective amendment to the Registration Statement or any amendment or supplement to any preliminary prospectus or the Prospectus, (iii) the time and date that any post- effective amendment to the Registration Statement becomes effective and (iv) the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto or of any order preventing or suspending the use of any preliminary prospectus or the Prospectus, or of any proceedings to remove, suspend or terminate from listing or quotation the Common Stock from any securities exchange upon which it is listed for trading or included or designated for quotation, or of the threatening or initiation of any proceedings for any of such purposes. If the Commission shall enter any such stop order at any time, the Company will use its best efforts to obtain the lifting of such order at the earliest possible moment. Additionally, the Company agrees that it shall comply with the provisions of Rules 424(b), 430A and 434, as applicable, under the Securities Act and will use its reasonable efforts to confirm that any filings made by the Company under such Rule 424(b) were received in a timely manner by the Commission.

(c)  Amendments and Supplements to the Prospectus and Other Securities Act
     ---------------------------------------------------------------------
     Matters.  If, during the Prospectus Delivery Period, any event shall occur
     -------
     or condition exist as a result of which the Prospectus, as then amended or supplemented, would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances when the Prospectus is delivered to a purchaser, not misleading, or if in the reasonable opinion of the Representative or counsel for the Underwriters it is otherwise necessary to amend or supplement the Prospectus to comply with law, the Company agrees to promptly notify each of FBW, Hilliard Lyons, Advest and Sterne Agee and to promptly prepare (subject to Section 4(a) hereof), file with the Commission and furnish at its own expense to the Underwriters and to dealers, amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances when the Prospectus is delivered to a purchaser, not misleading or so that the Prospectus, as amended or supplemented, will comply with law. Neither the consent of any of FBW, Hilliard Lyons, Advest and Sterne Agee to, nor the delivery by any of FBW, Hilliard Lyons, Advest and Sterne Agee of any such amendment or supplement shall constitute a waiver of any of the conditions set forth in Section 6.

(d)  Copies of any Amendments and Supplements to the Prospectus.  The Company
     ----------------------------------------------------------
     agrees to furnish the Representative, without charge and in as many copies as the Representative requests, (i) during the Prospectus Delivery Period, the Prospectus and any amendments and supplements thereto, (ii) signed copies of each Registration Statement, which will include all exhibits,
     (iii) each related preliminary prospectus, and (iv) copies of the Incorporated Documents, including exhibits.

(e)  Blue Sky Compliance.  The Company will arrange for the qualification of the
     -------------------
     Common Shares for sale under the laws of such jurisdictions as the Representative designate and will continue such qualifications in effect so long as required for the distribution, except that in no event shall the Company be required in connection therewith to qualify as a foreign corporation or to execute a general consent to service of process. The fees and costs incurred in connection with such filings will be paid by the Company. The Company will advise the Representative promptly of the suspension of the qualification or registration of (or any such exemption relating to) the Common Shares for offering, sale or trading in any jurisdiction or any initiation or threat of any proceeding for any such purpose, and in the event of the issuance of any order suspending such qualification, registration or exemption, the Company shall use its reasonable efforts to obtain the withdrawal thereof at the earliest possible moment.

(f)  Use of Proceeds.  The Company shall apply the net proceeds from the sale of
     ---------------
     the Common Shares sold by it in the manner described under the caption "Use of Proceeds" in the Prospectus.

(g)  Transfer Agent.  The Company shall maintain, at its expense, a registrar
     --------------
     and transfer agent for the Common Stock.

(h)  Earning Statement.  As soon as practicable, but not later than the
     -----------------
     Availability Date (as defined below), the Company will make generally available to its security holders and to the Representative an earning statement (which need not be audited) covering the twelve-month period that satisfies the provisions of Section 11(a) of the Securities Act. For the purpose of the preceding sentence, "Availability Date" means the 45th day after the end of the fourth fiscal quarter following the fiscal quarter that includes the date on which the Registration Statement became effective, except that, if such fourth fiscal quarter is the last quarter of the Company's fiscal year, "Availability Date" means the 90th day after the end of such fourth fiscal quarter.

(i)  Periodic Reporting Obligations.  During the Prospectus Delivery Period, the
     ------------------------------
     Company shall file, on a timely basis, with the Commission and the NYSE all reports and documents required to be filed under the Exchange Act.

(j)  Agreement Not to Offer or Sell Additional Securities.  During the period of
     ----------------------------------------------------
     90 days following the date of the Prospectus, the Company will not, without the prior written consent of the Representative (which consent may not be unreasonably withheld), directly or indirectly, sell, offer, contract or grant any option to sell, pledge, transfer or establish an open "put equivalent position" within the meaning of Rule 16a-1(h) under the Exchange Act, or otherwise dispose of or transfer, or announce the offering of, or file any registration statement under the Securities Act in respect of, any shares of Common Stock, options or warrants to acquire shares of Common Stock or securities exchangeable or exercisable for or convertible into shares of Common Stock (other than as contemplated by this Agreement with respect to the Common Shares); provided, however, that the Company may (i) issue shares of Common Stock upon the exercise of warrants outstanding on the date hereof and described in the Prospectus, (ii) grant options to purchase Common Stock and issue shares of Common Stock upon the exercise of options, in both cases, pursuant to any stock option plan or arrangement described in the Prospectus, and issue shares of Common Stock to directors in payment of annual directors' fees pursuant to the Company's Directors' Stock Ownership Plan, (iii) issue shares of Common Stock to directors and officers under compensatory arrangements consistent with the Company's prior practices, (iv) issue shares of Common Stock under the DRIP, (v) issue shares of Common Stock to the Company's officers under the Company's incentive award plan, (vi) issue shares of Common Stock in payment of all or a portion of the purchase price for properties acquired from sellers who are not affiliates of the Company; provided that each recipient of such shares enters into a lock-up agreement with terms substantially equivalent to the lock-up agreements delivered to the Representative pursuant to
     Section 6(i), (vii) issue shares of Common Stock issuable upon conversion of the Company's 8% convertible subordinated debentures outstanding on the date hereof, and (viii) issue up to $70 million of the Company's newly issued convertible subordinated debentures due 2009 and/or preferred stock pursuant to the Company's registration statement on Form S-4 (Registration No. 333-72208) and any amendment or supplement thereto and issue shares of Common Stock issuable upon conversion of such newly issued convertible subordinated debentures.

(k)  Future Reports to the Representative.  During the period of five years
     ------------------------------------
     hereafter, the Company will furnish to the Underwriters c/o Ferris, Baker Watts, Incorporated, 1700 Pennsylvania Avenue, N.W., Suite 700, Washington, D.C. 20006, Attention: Mark O. Decker, Sr.: (i) at the same time as distributed to the Company's stockholders after the end of each fiscal year, copies of the Annual Report of the Company containing the balance sheet of the Company as of the close of such fiscal year and statements of income, stockholders' equity and cash flows for the year then ended and the opinion thereon of the Company's independent public or certified public accountants; (ii) as soon as practicable after the filing thereof, copies of each proxy statement, Annual Report on Form 10-K, Quarterly Report on Form 10-Q, Current Report on Form 8-K or other report filed by the Company with the Commission, the NASD or any securities exchange; (iii) at the same time as mailed to the Company's stockholders, copies of any report or communication of the Company mailed generally to holders of its capital stock; and (iv) from time to time, such other information concerning the Company as any of FBW, Hilliard Lyons, Advest and Sterne Agee may request.

(l)  Qualification as a REIT.  The Company will use its best efforts to meet the
     -----------------------
     requirements to qualify as a REIT under the Code, subject to the fiduciary duties of the Board of Directors of the Company to manage the business of the Company in the best interests of its stockholders.

     Section 5.    Payment of Expenses.  The Company agrees to pay all costs,
                   -------------------
fees and expenses incurred in connection with the performance of its obligations hereunder and in connection with the transactions contemplated hereby, including, without limitation, (i) all expenses incident to the issuance and delivery of the Common Shares (including all printing and engraving costs), (ii) all fees and expenses of the registrar and transfer agent of the Common Stock,
(iii) all necessary issue, transfer and other stamp taxes in connection with the issuance and sale of the Common Shares to the Underwriters, (iv) all fees, disbursements and other expenses of the Company's counsel, independent public or certified public accountants and other advisors, (v) all costs and expenses incurred in connection with the preparation, printing, filing, shipping and distribution of the Registration Statement (including financial statements, exhibits, schedules, consents and certificates of experts), each preliminary prospectus and the Prospectus, and all amendments and supplements thereto, and this Agreement, (vi) the filing fees incident to the NASD's review and approval of the Underwriters' participation in the offering and distribution of the Common Shares, and (vii) the fees and expenses associated with listing the Common Shares on the NYSE. In addition, the Company agrees to pay on demand, but not more than one payment per month, following presentation by the Underwriters to the Company of appropriate supporting documentation, all out-of-pocket expenses reasonably incurred by the Representative in connection with the purchase and offering and sale of the Common Shares, the performance of their obligations hereunder and the transactions contemplated hereby (provided the purchase by the Underwriters of Common Shares contemplated hereby is consummated), including, but not limited to, fees and disbursements of counsel, printing expenses, travel expenses, postage, and facsimile and telephone charges. All amounts owed to the Underwriters pursuant to this Section 5 or the letter of November 19, 2001, between FBW and the Company engaging the Underwriters, and remaining unpaid on the date of either the First Closing or the Second Closing, as the case may be, shall be deducted from the purchase price for the Common Stock set forth in Section 3.

     Section 6.    Conditions of the Obligations of the Underwriters.  The
                   -------------------------------------------------
obligations of the several Underwriters to purchase and pay for the Common Shares as provided herein on the First Closing Date and, with respect to the Optional Common Shares, the Second Closing Date, shall be subject to the accuracy of the representations and warranties on the part of the Company set forth in Section 2 hereof as of the date hereof and as of the First Closing Date as though then made and, with respect to the Optional Common Shares, as of the Second Closing Date as though then made, to the timely performance by the Company of its covenants and other obligations hereunder, and to each of the following additional conditions:

(a)  Accountants' Comfort Letters.  On the date hereof, the Representative shall
     ----------------------------
     have received from KPMG, LLP, independent public accountants for the Company, letters dated the date hereof addressed to the Underwriters, in form and substance satisfactory to the Representative, containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters, delivered according to Statement of Auditing Standards No. 72 (or any successor bulletin), with respect to the audited and unaudited financial statements and certain financial information contained in the Registration Statement and the Prospectus, including the Incorporated Documents.

(b)  Compliance with Registration Requirements; No Stop Order; No Objection from
     ---------------------------------------------------------------------------
     NASD.  For the period from and after effectiveness of this Agreement and
     ----
     prior to the First Closing Date and, with respect to the Optional Common Shares, the Second Closing Date:

     (i) the Company shall have filed the Prospectus with the Commission (including the information required by Rule 430A under the Securities Act) in the manner and within the time period required by Rule 424(b) under the Securities Act; or the Company shall have filed a post-effective amendment to the Registration Statement containing the information required by such Rule 430A, and such post-effective amendment shall have become effective;

     (ii) no stop order suspending the effectiveness of the Registration Statement (including any Rule 462(b) Registration Statement) or any post-effective amendment to the Registration Statement, shall be in effect and no proceedings for such purpose shall have been instituted or threatened by the Commission; and

     (iii) the NASD shall have raised no objection to the fairness and reasonableness of the underwriting terms and arrangements.

(c)  No Material Adverse Change.  For the period from and after the date of this
     --------------------------
     Agreement and prior to the First Closing Date and, with respect to the Optional Common Shares, the Second Closing Date, there shall not have occurred any change, or any development or event involving a prospective change, in the condition (financial or other), business, properties or results of operations of the Company and its subsidiaries taken as one enterprise which, in the judgment of the Representative, is material and adverse and makes it impractical or inadvisable to proceed with completion of the public offering or the sale of and payment for the Common Stock.

(d)  Opinion of Counsel for the Company.  On each of the First Closing Date and
     ----------------------------------
     the Second Closing Date, the Underwriters shall have received the favorable opinion of Hogan & Hartson L.L.P., counsel for the Company, dated as of such Closing Date, in form and substance satisfactory to the Underwriters.

(e)  Opinion of Tax Counsel for the Company.  On each of the First Closing Date
     --------------------------------------
     and the Second Closing Date, the Underwriters shall have received the favorable tax opinion of Hogan & Hartson L.L.P., counsel for the Company, dated as of such Closing Date, in form and substance acceptable to the Underwriters. Such opinion shall include a provision, or Hogan & Hartson L.L.P. shall provide a seperate letter, authorizing Hunton & Williams to rely on its opinion with respect to matters of Maryland law.

(f)  Opinion of Counsel for the Underwriters.  On each of the First Closing Date
     ---------------------------------------
     and the Second Closing Date, the Underwriters shall have received the favorable opinion of Hunton & Williams, counsel for the Underwriters, dated as of such Closing Date, in form and substance satisfactory to the Underwriters.

(g)  Officers' Certificate.  On each of the First Closing Date and the Second
     ---------------------
     Closing Date, the Representative shall have received a written certificate executed by (i) the Chief Executive Officer or President of the Company and
     (ii) the Chief Financial Officer or Chief Accounting Officer of the Company, dated as of such Closing Date, to the effect set forth in subsection (b)(ii) of this Section 6, and further to the effect that :

     (i) for the period from and after the date of this Agreement and prior to such Closing Date, there has not occurred any Material Adverse Change;

     (ii) the representations and warranties of the Company set forth in this Agreement are true and correct on and as of such Closing Date with the same effect as if made on such Closing Date; and

     (iii) the Company has performed or complied in all material respects with all of the covenants and agreements hereunder and satisfied all the conditions on its part to be performed or satisfied hereunder at or prior to such Closing Date.

(h)  Bring-down Comfort Letters.  On each of the First Closing Date and the
     --------------------------
     Second Closing Date, the Representative shall have received from KPMG, LLP, independent public accountants for the Company, letters dated such date, in form and substance satisfactory to the Representative, to the effect that they reaffirm the statements made in the letters furnished by them pursuant to subsection (a) of this Section 6, except that the specified date referred to therein for the carrying out of procedures shall be no more than three business days prior to the First Closing Date or Second Closing Date, as the case may be.

(i)  Lock-Up Agreements from Securityholders.  On or before the date hereof, the
     ---------------------------------------
     Company shall have furnished to the Representative an agreement in the form of Exhibit A-1 hereto from each director and officer of the Company listed
        -----------
     on Exhibit A-2 hereto, and such agreement shall be in full force and effect
        -----------
     on each of the First Closing Date and the Second Closing Date.

(j)  Additional Documents.  On or before each of the First Closing Date and the
     --------------------
     Second Closing Date, the Representative and counsel for the Underwriters shall have received such information, documents and opinions as they may reasonably require for the purposes of enabling them to pass upon the issuance and sale of the Common Shares as contemplated herein, or in order to evidence the accuracy of any of the representations and warranties, or the satisfaction of any of the conditions or agreements, herein contained.

     If any condition specified in this Section 6 is not satisfied when and as required to be satisfied, this Agreement may be terminated by the Representative by notice to the Company at any time on or prior to the First Closing Date and, with respect to the Optional Common Shares, at any time prior to the Second Closing Date, which termination shall be without liability on the part of any party to any other party, except that Section 5, Section 9 and Section 10 shall at all times be effective and shall survive such termination.

     Section 7.  Intentionally Omitted.
                 ----------------------

     Section 8.  Effectiveness of this Agreement. This Agreement shall not
                 -------------------------------
become effective until the later of (i) the execution of this Agreement by the parties hereto and (ii) notification by the Commission to the Company and the Representative of the effectiveness of the Registration Statement under the Securities Act.

     Prior to such effectiveness, this Agreement may be terminated by any party by notice to each of the other parties hereto, and any such termination shall be without liability on the part of any party hereto to any other party, except that the provisions of Section 9 and Section 10 shall at all times be effective and shall survive such termination.

     Section 9.    Indemnification.
                   ---------------

(a)  Indemnification of the Underwriters.  The Company agrees to indemnify and
     -----------------------------------
     hold harmless each Underwriter, its officers, directors, employees, agents and representatives, and each person, if any, who controls any Underwriter within the meaning of the Securities Act and the Exchange Act, against any loss, claim, damage, liability or expense, as incurred, to which such Underwriter or such controlling person may become subject, under the Securities Act, the Exchange Act or other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of the Company), insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based
     (i) upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, or any amendment thereto, including any information deemed to be a part thereof pursuant to Rule 430A or Rule 434 under the Securities Act, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading; or (ii) upon any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and to reimburse each Underwriter and each such person for any and all expenses (including the reasonable fees and disbursements of a single counsel chosen by FBW, Hilliard Lyons, Advest and Sterne Agee) as such expenses are reasonably incurred by such Underwriter or such person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action; provided, however, that the foregoing indemnity agreement shall not apply to any loss, claim, damage, liability or expense to the extent, but only to the extent, arising out of or based upon any untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information furnished to the Company by the Representative expressly for use in the Registration Statement, any preliminary prospectus or the Prospectus (or any amendment or supplement thereto), as the same is described in Section 9(b) below; and provided, further, that with respect to any preliminary prospectus, the foregoing indemnity agreement shall not inure to the benefit of any Underwriter from whom the person asserting any loss, claim, damage, liability or expense purchased Common Shares, or any person controlling such Underwriter, if copies of the Prospectus were timely delivered to the Underwriter pursuant to Section 3 and a copy of the Prospectus (as then amended or supplemented if the Company shall have furnished any amendments or supplements thereto) was not sent or given by or on behalf of such Underwriter to such person, if required by law so to have been delivered, at or prior to the written confirmation of the sale of the Common Shares to such person, and if the Prospectus (as so amended or supplemented) would have cured the defect giving rise to such loss, claim, damage, liability or expense. The indemnity agreement set forth in this Section 9(a) shall be in addition to any liabilities that the Company may otherwise have.

(b)  Indemnification of the Company, its Directors and Officers.  Each
     ----------------------------------------------------------
     Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, each of the Company's directors and each of the Company's officers who signed the Registration Statement and each person, if any, who controls the Company within the meaning of the Securities Act or the Exchange Act, against any loss, claim, damage, liability or expense, as incurred, to which the Company or any such director, officer or controlling person may become subject, under the Securities Act, the Exchange Act, or other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of such Underwriter), insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based upon any untrue or alleged untrue statement of a material fact contained in the Registration Statement, any preliminary prospectus or the Prospectus (or any amendment or supplement thereto), or arises out of or is based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, any preliminary prospectus or the Prospectus (or any amendment or supplement thereto), in reliance upon and in conformity with written information furnished to the Company by the Representative expressly for use therein; and to reimburse the Company or any such director, officer or controlling person for any legal and other expenses reasonably incurred by the Company or any such director, officer or controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action. The Company hereby acknowledges that the only information that the Underwriters have furnished to the Company expressly for use in the Registration Statement, any preliminary prospectus or the Prospectus (or any amendment or supplement thereto) are the statements set forth in the table following the first paragraph, the third paragraph and the ninth paragraph under the caption "Underwriting" in the Prospectus Supplement. The indemnity agreement set forth in this Section 9(b) shall be in addition to any liabilities that each Underwriter may otherwise have.

(c)  Notifications and Other Indemnification Procedures.  Promptly after receipt
     --------------------------------------------------
     by an indemnified party under this Section 9 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under this Section 9, notify the indemnifying party in writing of the commencement thereof, but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party for contribution or otherwise under the indemnity agreement contained in this Section 9 or to the extent it is not prejudiced as a proximate result of such failure. In case any such action is brought against any indemnified party and such indemnified party seeks or intends to seek indemnity from an indemnifying party, the indemnifying party will be entitled to participate in, and, to the extent that it shall elect, jointly with all other indemnifying parties similarly notified, by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party; provided, however, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that a conflict may arise between the positions of the indemnifying party and the indemnified party in conducting the defense of any such action or that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assume such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties.
     Upon receipt of notice from the indemnifying party to such indemnified party of such indemnifying party's election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this
     Section 9 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the next preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel (together with local counsel) representing the indemnified parties who are parties to such action) or (ii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action, in each of which cases the reasonable fees and expenses of counsel shall be at the expense of the indemnifying party.

(d)  Settlements.  The indemnifying party under this Section 9 shall not be
     -----------
     liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party against any loss, claim, damage, liability or expense by reason of such settlement or judgment. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement, compromise or consent to the entry of judgment in any pending or threatened action, suit or proceeding in respect of which any indemnified party is or could have been a party and indemnity was or could have been sought hereunder by such indemnified party, unless such settlement, compromise or consent (i) includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such action, suit or proceeding and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act by or on behalf of an indemnified party.

(e)  Arbitrations.  If multiple Claims are brought against any Indemnitee or the
     ------------
     Company in an arbitration, with respect to at least one of which indemnification is permitted under applicable law and provided for under this agreement, the parties agree that any arbitration award shall be conclusively deemed to be based on Claims as to which indemnification is permitted and provided for, except to the extent the arbitration award expressly states that the award, or any portion thereof, is based solely on a Claim as to which indemnification is not available.

     Section 10.    Contribution.  If the indemnification provided for in
                    ------------
Section 9 is for any reason held to be unavailable to or otherwise insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount paid or payable by such indemnified party, as incurred, as a result of any losses, claims, damages, liabilities or expenses referred to therein (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and the Underwriters, on the other hand, from the offering of the Common Shares pursuant to this Agreement or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, on the one hand, and the Underwriters, on the other hand, in connection with the statements or omissions herein which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Company, on the one hand, and the Underwriters, on the other hand, in connection with the offering of the Common Shares pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Common Shares pursuant to this Agreement (before deducting expenses) received by the Company, and the total underwriting discount and commissions received by the Underwriters, in each case as set forth on the front cover page of the Prospectus bear to the aggregate initial public offering price of the Common Shares as set forth on such cover. The relative fault of the Company, on the one hand, and the Underwriters, on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company, on the one hand, or the Underwriters, on the other hand, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

     The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in Section 9(c), any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim. The provisions set forth in Section 9(c) with respect to notice of commencement of any action shall apply if a claim for contribution is to be made under this Section 10; provided, however, that no additional notice shall be required with respect to any action for which notice has been given under Section 9(c) for purposes of indemnification.

     The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 10 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 10.

     Notwithstanding the provisions of this Section 10, no Underwriter shall be required to contribute any amount in excess of the underwriting discount and commissions received by such Underwriter in connection with the Common Shares underwritten by it and distributed to the public. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations to contribute pursuant to this Section 10 are several, and not joint, in proportion to their respective underwriting commitments as set forth opposite their names in Schedule A. For purposes of this Section 10, each officer and employee of an
   ----------
Underwriter and each person, if any, who controls an Underwriter within the meaning of the Securities Act and the Exchange Act shall have the same rights to contribution as such Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of the Securities Act and the Exchange Act shall have the same rights to contribution as the Company.

     Section 11.    Default of One or More of the Several Underwriters.  If,
                    --------------------------------------------------
on the First Closing Date or the Second Closing Date, as the case may be, any one or more of the several Underwriters shall fail or refuse to purchase Common Shares that it or they have agreed to purchase hereunder on such date, and the aggregate number of Common Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase does not exceed 10% of the aggregate number of the Common Shares to be purchased on such date, the other Underwriters shall be obligated, severally, in the proportions that the number of Firm Common Shares set forth opposite their respective names on Schedule A bears to the aggregate number of Firm Common Shares set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as may be specified by the Representative with the consent of the non-defaulting Underwriters, to purchase the Common Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date.

     If, on the First Closing Date or the Second Closing Date, as the case may be, any one or more of the Underwriters shall fail or refuse to purchase Common Shares and the aggregate number of Common Shares with respect to which such default occurs exceeds 10% of the aggregate number of Common Shares to be purchased on such date, and arrangements satisfactory to the Representative and the Company for the purchase of such Common Shares are not made within 48 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter, except that the provisions of Section 5,
Section 9 and Section 10 shall at all times be effective and shall survive such termination. In any such case, either the Representative or the Company shall have the right to postpone the First Closing Date or the Second Closing Date, as the case may be, but in no event for longer than seven days in order that the required changes, if any, to the Registration Statement and the Prospectus or any other documents or arrangements may be effected.

     As used in this Agreement, the term "Underwriter" shall be deemed to include any person substituted for a defaulting Underwriter under this Section
11. Any action taken under this Section 11 shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

     Section 12.    Termination of this Agreement.  Prior to the First Closing
                    -----------------------------
Date, this Agreement may be terminated by the Representative by notice given to the Company if at any time (i) trading or quotation in any of the Company's securities shall have been suspended or limited by the Commission or by the NYSE, or trading in securities generally on the NYSE shall have been suspended or limited, or minimum or maximum prices shall have been generally established on any of such stock exchanges by the Commission or the NASD; (ii) a general banking moratorium shall have been declared by any federal, Connecticut or New York authorities; (iii) there shall have occurred any outbreak or escalation of national or international hostilities or any crisis or calamity, or any change in the United States or international financial markets, or any substantial change in the United States' or international political, financial or economic conditions, as in the judgment of the Representative is material and adverse and makes it impracticable to market the Common Shares in the manner and on the terms described in the

Prospectus or to enforce contracts for the sale of securities; (iv) in the judgment of the Representative there shall have occurred any Material Adverse Change; (v) the Company or any of the Subsidiaries shall have sustained a loss by strike, fire, flood, earthquake, accident or other calamity of such character as in the judgment of the Representative may interfere materially with the conduct of the business and operations of the Company regardless of whether or not such loss shall have been insured; or (vi) any downgrading in the rating of any debt securities or preferred stock of the Company by any "nationally recognized statistical rating organization" (as defined for purposes of Rule 436(g) under the Act), or any public announcement that any such organization has under surveillance or review its rating of any debt securities or preferred stock of the Company (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating). Any termination pursuant to this Section 12 shall be without liability on the part of (a) the Company to any Underwriter, except that the Company shall be obligated to reimburse the expenses of the Representative and the Underwriters pursuant to Section 5 hereof, (b) any Underwriter to the Company, or (c) of any party hereto to any other party, except that the provisions of
Section 9 and Section 10 shall at all times be effective and shall survive such termination.

     Section 13.    Representations and Indemnities to Survive Delivery.  The
                    ---------------------------------------------------
respective indemnities, agreements, representations, warranties and other statements of the Company and the Company's officers and of the several Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or the Company or any of its officers or directors or any controlling person, as the case may be, and will survive delivery of and payment for the Common Shares sold hereunder and any termination of this Agreement.

     Section 14.    Notices.  All communications hereunder shall be in writing
                    -------
and shall be mailed, hand delivered or telecopied and confirmed to the parties hereto as follows:

     If to the Underwriters:

     c/o Ferris, Baker Watts, Incorporated
     1700 Pennsylvania Avenue, N.W.
     Suite 700
     Washington, D.C. 20006
     Facsimile: (202) 661-9663
     Attention: Mark O. Decker, Sr.

     with a copy to:

     Hunton & Williams
     Riverfront Plaza, East Tower
     951 East Byrd Street
     Richmond, Virginia  23219-4074
     Facsimile:  (804) 788-8218
     Attention: David C. Wright, Esq.

     If to the Company:

     Sizeler Property Investors, Inc.
     2542 Williams Boulevard
     Kenner, Louisiana 70062
     Facsimile:  (504) 467-9574
     Attention:  Sidney W. Lassen

     with a copy to

     Hogan & Hartson L.L.P.
     555 Thirteenth Street, N.W.
     Washington, D.C. 20004
     Facsimile: (202) 637-5910
     Attention: J. Warren Gorrell, Jr., Esq. and Henry D. Kahn, Esq.

     Any party hereto may change the address for receipt of communications by giving written notice to the others.

     Section 15.  Successors. This Agreement will inure to the benefit of and be
                  ----------
binding upon the parties hereto, including any substitute Underwriters pursuant to Section 11 hereof, and to the benefit of the employees, officers and directors and controlling persons referred to in Section 9 and Section 10, and in each case their respective successors, and no other person will have any right or obligation hereunder. The term "successors" shall not include any purchaser of the Common Shares as such from any of the Underwriters merely by reason of such purchase.

     Section 16.  Partial Unenforceability.  The invalidity or
                  ------------------------
unenforceability of any Section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other Section, paragraph or provision hereof. If any Section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

     Section 17.  Governing Law Provisions.  This Agreement shall be governed by
                  ------------------------
and construed in accordance with the internal laws of the State of Maryland applicable to agreements made and to be performed in such state.

     Section 18.  General Provisions.  This Agreement constitutes the entire
                  ------------------
agreement of the parties to this Agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof. This Agreement may be executed in two or more counterparts, each one of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement may not be amended or modified unless in writing by all of the parties hereto, and no condition herein (express or implied) may be waived unless waived in writing by each party whom the condition is meant to benefit. The Section headings herein are for the convenience of the parties only and shall not affect the construction or interpretation of this Agreement.

     Each of the parties hereto acknowledges that it is a sophisticated business person who was adequately represented by counsel during negotiations regarding the provisions hereof, including, without limitation, the indemnification provisions of Section 9 and the contribution provisions of Section 10, and is fully informed regarding said provisions. Each of the parties hereto further acknowledges that the provisions of Sections 9 and 10 hereto fairly allocate the risks in light of the ability of the parties to investigate the Company, its affairs and its business in order to assure that adequate disclosure has been made in the Registration Statement, any preliminary prospectus and the Prospectus (and any amendments and supplements thereto), as required by the Securities Act and the Exchange Act.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

     If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to the Company the enclosed copies hereof, whereupon this instrument, along with all counterparts hereof, shall become a binding agreement in accordance with its terms.

                              Very truly yours,

                              Sizeler Property Investors, Inc.


                              By:
                                  -----------------------------
                              Name:
                              Title:


The foregoing Underwriting Agreement is hereby confirmed and accepted by the Representative, for itself and for the Underwriters named on Schedule A hereto,
                                                             ----------
as of the date first above written.

Ferris, Baker Watts, Incorporated


By:
   ---------------------------------
Name:
Title:

                                                                      SCHEDULE A

                                                          Number of Firm
             Underwriter                          Common Shares to be Purchased
             -----------                          -----------------------------
Ferris, Baker Watts, Incorporated                          1,200,000
J.J.B Hilliard, W.L. Lyons, Inc.                             900,000
Advest, Inc.                                                 600,000
Sterne, Agee & Leach, Inc.                                   300,000

Total                                                      3,000,000

                                                                      SCHEDULE B

Name of Subsidiary                  Form of Organization     State of       Capital Stock - authorized; issued;
                                                             Formation                and outstanding
                                                                                    (corporations only)
SPIAPT, Inc.                        corporation            Alabama

SPICOM, Inc.                        corporation            Alabama

SPIMALL, Inc.                       corporation            Alabama

SPIPOWER, Inc.                      corporation            Alabama

SPILAKE, Inc.                       corporation            Delaware

SPICOMLA, Inc.                      corporation            Delaware

SPIMALLA, Inc.                      corporation            Delaware

SPILAN, Inc.                        corporation            Delaware

SPIWARD, Inc                        corporation            Delaware

Sizeler North Shore Limited         limited partnership    Delaware       n.a.
 Partnership

Southland Mall S/C Partnership      general partnership    Louisiana      n.a.

Sizeler Hammond Square Limited      limited partnership    Delaware       n.a.
 Partnership

                                                                      SCHEDULE C

                              LIST OF SUBSIDIARIES

                                                                      State of           State of
          Name of Subsidiary                                          Formation          Business
Clearwater Acquisition Corp.                                               DE                FL
Fagala Corp.                                                               LA
Houma Land LLC                                                             LA
Lafayette Acquisition Corp.                                                LA
Slidell Acquisition Corp.                                                  DE                LA
Sizeler Colonial Limited Partnership                                       DE                LA
Sizeler Garden Lane Limited Partnership                                    DE                LA
Sizeler Georgian Partnership                                               LA
Sizeler Gonzales Partnership                                               LA
Sizeler Hammond Square Limited Partnership                                 DE                LA
Sizeler Magnolia Place Partnership                                         LA
Sizeler North Shore Limited Partnership                                    DE                LA
Sizeler SteepIechase Limited Partnership                                   DE                LA
Sizeler Shopping Centers Limited Partnership)                              DE                LA
Slidella LLC                                                               LA
Southland Mall Shopping Center Partnership                                 LA
Southwood Shopping Center Partnershp                                       LA
Spiapt                                                                     AL
Spiaptla                                                                   DE                LA
Spibile                                                                    AL
Spicliff                                                                   DE                FL
Spicom                                                                     AL
Spicomla                                                                   DE                LA
SPIDELA                                                                    DE
SPIDEV Ltd. Partnership                                                    DE                FL
Spidun LLC                                                                 FL
SPIGOV I                                                                   FL
SPIGOV II LLC                                                              FL
Spilaf                                                                     AL
Spilake                                                                    DE                FL
Spilan                                                                     DE                FL
Spimag, LLC                                                                LA
Spimall                                                                    AL
Spimalla                                                                   DE                LA
Spinap                                                                     DE                FL
Spinellon                                                                  DE                FL

Spino                                                                      DE                LA
Spipal                                                                     DE                FL
Spiparcels, LLC                                                            FL
Spipower                                                                   AL
Spiton                                                                     AL
Spitown                                                                    DE                FL
Spiwachee                                                                  DE                FL
Spiward                                                                    DE                FL
Spiwardparcel, LLC                                                         FL
SREMCO                                                                     LA              AL, FL
Univland LLC                                                               FL

                                                                     EXHIBIT A-1

                               LOCK UP AGREEMENT

Ferris, Baker Watts, Incorporated
J.J.B Hilliard, W.B. Lyons, Inc.
Advest, Inc.
Stern, Agee & Leach, Inc.
c/o Ferris, Baker Watts, Incorporated
As Representative of the Underwriters Named Above
1700 Pennsylvania Avenue, N.W.
Washington, D.C. 20006

     Re:  Sizeler Property Investors, Inc. (the "Company")
          ------------------------------------------------

Ladies and Gentlemen:

     The undersigned is an owner of record or beneficially of certain shares of common stock, $.0001 par value per share, of the Company ("Common Stock") or securities convertible into or exchangeable or exercisable for Common Stock.
The Company proposes to carry out a public offering of Common Stock (the "Offering") for which you will act as the underwriters. The undersigned recognizes that the Offering will be of benefit to the undersigned and will benefit the Company by, among other things, raising additional capital for its operations. The undersigned acknowledges that the underwriters are relying on the representations and agreements of the undersigned contained in this letter in carrying out the Offering and in entering into underwriting arrangements with the Company with respect to the Offering.

     In consideration of the foregoing, the undersigned hereby agrees that the undersigned will not, without the prior written consent of Ferris, Baker Watts, Incorporated (which consent may not be unreasonably withheld), directly or indirectly, sell, offer, contract or grant any option to sell (including, without limitation, any short sale), pledge, transfer, establish an open "put equivalent position" within the meaning of Rule 16a-1(h) under the Securities Exchange Act of 1934, as amended, or otherwise dispose of any shares of Common Stock, options or warrants to acquire shares of Common Stock, or securities exchangeable or exercisable for or convertible into shares of Common Stock currently or hereafter owned either of record or beneficially (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended) by the undersigned, or publicly announce the undersigned's intention to do any of the foregoing, for a period commencing on the date hereof and continuing to and including the date that is 90 days after the date of the prospectus supplement related to the Offering. The undersigned also agrees and consents to the entry of stop transfer instructions with the Company's transfer agent and registrar against the transfer of shares of Common Stock or securities convertible into or exchangeable or exercisable for Common Stock held by the undersigned except in compliance with the foregoing restrictions.

     Notwithstanding the foregoing, the undersigned may transfer all or any part of the shares of Common Stock, options or warrants to acquire shares of Common Stock or any securities exchangeable or exercisable for or convertible into shares of Common Stock owned by the undersigned, either during his or her lifetime or on death, by gift, will or intestate succession to his or her immediate family members or to a trust the beneficiaries of which are exclusively the undersigned and/or a member or members of his or her immediate family, provided that any such transferee agrees in writing to be bound by this agreement.

This agreement is irrevocable and will be binding on the undersigned and the respective successors, heirs, personal representatives, and assigns of the undersigned.

Dated:  December  , 2001
                --
                              Printed Name of Holder:


                              ----------------------------------------
                              Signature

                              ----------------------------------------
                              Printed Name of Person Signing

                              ----------------------------------------
                              Capacity of Person Signing if Signing as
                              Custodian, Trustee, or on Behalf of an
                              Entity


Agreed and accepted this     day of December, 2001:
                        ----
Ferris, Baker Watts, Incorporated


By:
     ---------------------------
Name:
Title:

                                                                     EXHIBIT A-2

                   List of Lock-Up Agreement Securityholders

Directors
---------

Sidney W. Lassen
Thomas A. Masilla, Jr.
J. Terrell Brown
Francis L. Fraenkel
Harold B. Judell
James W. McFarland
Richard L. Pearlstone
Theodore H. Strauss


Officers
--------

Robert A. Whelan
James W. Brodie